0000
Certificate Number

SIDUS SPACE

* 0,000,000 *
Shares

Par Value $0.0001
Class A Common Stock

CUSIP No. 826165102

This Certifies That

* SPECIMEN *
* SPECIMEN *
* SPECIMEN *
* SPECIMEN *

Is The Owner Of * ZERO *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK PAR VALUE OF $0.0001 EACH OF

SIDUS SPACE, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated: MONTH DD, YYYY

Countersigned and Registered By:
ClearTrust, LLC

Carol M Craig
CAROL CRAIG
Chief Executive Officer

SIDUS SPACE, INC.
Corporate
Seal
DELAWARE

Transfer Agent Authorized Signature
www.ClearTrustOnline.com

TRANSFER INSTRUCTIONS:

For Value Received, the undersigned hereby assigns and transfers ______________________ shares represented by this Certificate to the new registration name as outlined below. The undersigned does hereby irrevocably constitute and appoint said Transfer Agent and Registrar of these securities to transfer the said stock on the books of the within-named Issuer with full power of substitution in the premises.

Transfer Type: *(Select one.)*

☐ Gift. The gift date is ______________________.

☐ Private sale. The sale date is ______________________.
The sale price was $______________________ per share.

☐ Inheritance. The date of death was ______________________.

☐ Change registration name *(no beneficial owner change).*

☐ Transfer certificate to electronic shares.

NEW SHAREHOLDER INFORMATION:

(In this section, please detail the full name and contact information of the person/entity the shares are being transferred to. If transferring to multiple shareholders, attach a separate sheet with shareholder and delivery instructions, and complete only the signature section below.)

New registration name: ____
(This name will appear on the new statement or certificate.) ____

Account type: *(Select one.)*

☐ INDIVIDUAL
☐ CORPORATION
☐ TRUST
☐ Other: ______________________

☐ JT TEN *(Joint Tenants)*
☐ TEN COM *(Tenants in Common)*
☐ TEN ENT *(Tenants by the Entirety)*

☐ JTWROS *(Joint Tenants With Rights Of Survivorship)*
☐ UGMA *(Uniform Gift to Minors Act)*
☐ UTMA *(Uniform Transfer to Minors Act)*

Address of record: ____
____

Primary EIN/SSN: ______________________ **Joint SSN** *(If applicable)*: ______________________

Email: ______________________ **Phone:** ______________________

DELIVERY INSTRUCTIONS:

(Select only one. Any portion of shares represented by this certificate remaining in the current name will be moved into book entry/electronic shares unless otherwise noted in the attached special instructions.)

☐ Mail a **Certificate.** Enclosed is either a pre-paid shipping label or additional fees to cover the shipping cost.

☐ Email a statement representing book entry/**electronic shares.** *(Mailed if a valid email is not provided.)*

☐ See attached letter for special instructions.

SIGNATURE(S):

(In this section, the shareholder named on the front of this certificate must sign to execute the transfer.)

Date: ______________________

X ______________________
Shareholder Signature

X ______________________
Joint Shareholder Signature

Reserved for Medallion Guarantee Stamp & Guarantor's Signature

(A Medallion Signature Guarantee stamp is NOT required if the shares are staying in the exact same name. For all other transfers, the stamp is required, & the original must be mailed to the Transfer Agent and Registrar. If a stamp is required, the guarantee stamp must be provided by an Eligible Financial Institution or member of a registered National Securities Exchange approved by the Securities Transfer Association, Inc. pursuant to Securities and Exchange Commission Rule 17Ad-15. No other form of signature guarantee will be accepted.)